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                              NEXTWAVE TELECOM INC.


                 12% SENIOR SECURED SUBORDINATED NOTES DUE 2009


                            EXCHANGE RIGHTS AGREEMENT
                            -------------------------



                     This EXCHANGE RIGHTS AGREEMENT, dated as of ________ ___, 1999 (this "Agreement"), is by and among NextWave Telecom Inc., a Delaware corporation (the "Issuer"), Norwest Bank Minnesota, National Association, as Trustee (the "Trustee") under the Indenture referred to below for the holders of the notes issued thereunder ("Holders"), and each of the Holders named on the signature pages hereto.

                     WHEREAS, the Issuer has issued to the Trustee, upon the terms set forth in the Indenture of even date herewith (the "Indenture") among the Issuer, the Guarantors named therein (the "Guarantors") and the Trustee, $__________ aggregate principal amount of the Issuer's 12% Senior Secured Subordinated Notes due 2009 (the "Initial Securities") to be guaranteed by the Guarantors; and

                     WHEREAS, the Issuer has filed a Form T-3 for Applications for Qualification of Indentures under the Trust Indenture Act of 1939 (as amended, the "Form T-3") with the Securities and Exchange Commission (the "Commission"); and

                     WHEREAS, the Issuer has agreed that, upon the Form T-3 becoming effective, it will promptly commence the exchange (the "Exchange") of Initial Securities for debt securities having a like aggregate principal amount and otherwise identical in all material respects to the Initial Securities (the "Exchange Securities"; and, together with the Initial Securities, the "Securities");

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Issuer, the Trustee and the Holders hereby agree as follows:

                     1. Exchange. Following the declaration of the effectiveness of the Form T-3, the Issuer shall promptly commence the Exchange, it being the objective of such Exchange to enable each Holder electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not at any time an affiliate of the Issuer within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from


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participating in the Exchange) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States..

                     As soon as practicable after the Form T-3 shall have become effective, the Issuer shall:

                     (x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Exchange Offer;

                     (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

                     (z) cause the Trustee to authenticate and deliver promptly to each Holder, Exchange Securities, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

                     The Indenture provides that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

                     Interest on each Exchange Security issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

                     Each Holder participating in the Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities.

                     2. Procedures.

                     (a) The Issuer shall give written notice to the Holders when the Form T-3 has been declared effective.

                     (b) The Issuer shall cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing the Securities to be issued pursuant to the Exchange free of any restrictive legends (other than legends relating to the Intercreditor Agreement that is summarized in Exhibit B to the Indenture).


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


                     (c) Not later than 10 business days after the effective date of the Form T-3, the Issuer will provide the Trustee with printed certificates for the Exchange Securities.

                     (d) Upon exchange of Initial Securities for Exchange Securities, the Issuer shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities. In no event shall the Initial Securities be marked as paid or otherwise satisfied.

                     3. Miscellaneous.

                     (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuer and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

                     (b) Notices. All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                           (1) if to a Holder, at the most current address given
                  by such Holder to the Issuer.

                           (2) if to the Issuer, at its address as follows:

                               NextWave Telecom Inc.
                               3 Skyline Drive
                               Hawthorne, New York 10532
                               Attention:  Frank A. Cassou, Esq.

           with a copy to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York 10153-0119
                               Attention:  Michael F. Walsh, Esq.

                     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                     (c) No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement

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

with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                     (d) Successors and Assigns. This Agreement shall be binding upon the Issuer and its successors and assigns.

                     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall continue one and the same agreement.

                     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                     (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                     (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall be affected or impaired thereby.

                     (i) Securities Held by the Issuer. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or its affiliates (other than subsequent Holders if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                     (j) Submission to Jurisdiction. By the execution and delivery of this Agreement, the Issuer submits to the nonexclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in such suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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


                     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Rights Agreement to be duly executed and delivered as of the date first above written.



                               NEXTWAVE TELECOM INC.



                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title

                               NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION, as Trustee



                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title








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


The foregoing Exchange Rights Agreement
is hereby confirmed and accepted as of
the date first above written.


------------------------------

------------------------------

By:
   ---------------------------
     Name:
     Title





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